SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut		06854
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 29, 2010, the Company entered into Amendment No. 2 (the “Amendment”) to the Services Agreement, dated September 30, 2008, as amended December 30, 2009 (the “Agreement”) with R.R. Donnelley & Sons Company (“RR Donnelley”).

The Amendment renews the Agreement for the third year of its term and also extends such term through December 31, 2011. It also modifies the Agreement’s renewal conditions so that RR Donnelley must elect to renew the Agreement by September 30, 2011 for the Agreement to continue beyond calendar 2011. Exhibit A to the Amendment sets revised fee amounts for the third year of the term and establishes (i) an annual minimum fee (which is comprised of quarterly minimum fees) which RR Donnelley commits to pay the Company for XBRL translation services for 2011 and (ii) a method for increasing the volume of staffing and service capacity of the Company each quarter of 2011 should RR Donnelley necessitate more services based on its forecast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ David Price
David Price
Chief Financial Officer

Dated: November 4, 2010